UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2022 (March 14, 2022)

SMART FOR LIFE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41290	81-5360128
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

990 Biscayne Blvd., Suite 503, Miami, FL	33132
(Address of principal executive offices)	(Zip Code)

(786) 749-1221

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SMFL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 14, 2022, Smart for Life, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with Ceautamed Worldwide, LLC (“Ceautamed”), RMB Industries, Inc., RTB Childrens Trust and D&D Hayes, LLC (the “Sellers”), pursuant to which the Company agreed to acquire all of the issued and outstanding membership interests of Ceautamed, a vitamin and supplement company, from the Sellers for an aggregate purchase price of $9,750,000, consisting of (i) $4,875,000 in cash, (ii) convertible promissory notes in the aggregate principal amount of $2,437,500 and (iii) non-convertible promissory notes in the aggregate principal amount of $2,437,500, subject to certain adjustments described below.

The purchase price is based upon a six point five (6.5) times multiple of estimated adjusted EBITDA (as defined in the Purchase Agreement) for the calendar year 2021. The Company has engaged a firm to prepare a quality of earnings report on Ceautamed and its subsidiaries. The purchase price will be adjusted upwards or downwards upon delivery of such quality of earnings report based upon the difference between six point five (6.5) times the adjusted EBITDA as shown in the quality of earnings report and the purchase price. The adjusted purchase price will be allocated among the cash portion of the purchase price and the notes based on the percentage of the purchase price that each such component of consideration makes up as described above.

In addition, the cash portion of the purchase price will be (i) decreased by the amount of any outstanding indebtedness of Ceautamed for borrowed money existing as of the closing date and any unpaid transaction expenses, and (ii) increased by the amount of cash and cash equivalents of Ceautamed and its subsidiaries as of the closing date.

The purchase price is also subject to a post-closing working capital adjustment provision. Within ninety (90) days after the closing, the Company is required to deliver to the Sellers an unaudited balance sheet of Ceautamed and its subsidiaries as of the closing date and its calculation of the closing working capital (as defined in the Purchase Agreement). If such closing working capital exceeds a minimum working capital equal to the average monthly working capital of Ceautamed for the twelve-month period ended December 31, 2021, then the Company must promptly (and, in any event, within five (5) business days) pay to the Sellers an amount that is equal to such excess. If such minimum working capital exceeds the closing working capital, then the Sellers must promptly (and, in any event, within five (5) business days) pay to the Company an amount that is equal to the deficiency. Such adjustments shall be paid as follows: (i) fifty percent (50%) shall be paid in cash, (ii) twenty-five percent (25%) shall be paid through an increase or reduction in the principal amount of the convertible promissory notes and (iii) twenty-five percent (25%) shall be paid through an increase or reduction in the principal amount of the non-convertible promissory notes.

The Purchase Agreement contains customary representations, warranties and covenants, including a covenant that the Sellers will not compete with the business of Ceautamed for a period of three (3) years following closing. The Purchase Agreement also contains mutual indemnification for breaches of representations or warranties and failure to perform covenants or obligations contained in the Purchase Agreement. In the case of the indemnification provided by the Sellers with respect to breaches of certain non-fundamental representations and warranties, the Sellers will only become liable for indemnified losses if the amount exceeds $150,000, whereupon the Sellers will be liable for all losses relating back to the first dollar, provided that the liability of the Sellers for breaches of certain non-fundamental representations and warranties shall not exceed fifteen percent (15%) of the purchase price and each Seller’s aggregate liability for the breach of fundamental representations shall be limited to the purchase price.

The closing of the Purchase Agreement is subject to customary closing conditions, including, without limitation, the completion of accounting and legal due diligence investigations; the receipt of all authorizations, consents and approvals of all governmental authorities and third parties; the release of any liens against any of the assets of Ceautamed; the Company obtaining the requisite acquisition financing; and delivery of all documents required for the transfer of the equity interests of Ceautamed to the Company.

The foregoing summary of the terms and conditions of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 8.01 Other Events.

On March 15, 2022, the Company issued a press release announcing the signing of the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 to this report.

The information furnished with this Item 8.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Securities Purchase Agreement, dated March 14, 2022, among Smart for Life, Inc., Ceautamed Worldwide, LLC, RMB Industries, Inc., RTB Childrens Trust and D&D Hayes, LLC
99.1	Press Release, dated March 15, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2022	SMART FOR LIFE, INC.

/s/ Ryan F. Zackon
Name: Ryan F. Zackon
Title: Chief Executive Officer

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